Exhibit 10.9

Patent Right Transfer Agreement

Party A: Jining Tianruitong Technology Development Limited Company
Party B: Shandong Spring Pharmaceutical Limited Company

Jining Tianruitong Technology Development Limited Company and Shandong Spring Pharmaceutical Limited Company have reached the following agreement through friendly consultation:

Transfer 3 invented patents of Jining Tianrui Tong Technology Development Company after Party A and Party B signed the Patent right transfer agreement on October 26, 2010:

1、	Medication for ischemic encephalopathy and preparation method (patent number: ZL200510045001.9);

2、	The medical application of Coptis chinensis detoxification soup in preventive treatment of tumour chemotherapy drug tolerance. (patent number: ZL200510131185.0);

3、	Traditional Chinese medicine composition and preparation methods in therapy of renal function failure (patent number: ZL200710013301.8);

The transfer price in the agreement which is RMB 102,000,000 Yuan has become effective on 26th October 2010 and performed relevant matters of transferor and transferee in accordance with the agreement. The methods of payment have made the following alteration on demand of party B:

1、
The transfer price of the three invented patents and obligation rights is immutable. The transfer price of RMB 102,000,000 Yuan would be paid four times equally which are RMB 25,500,000 Yuan in October 2010, October 2011, October 2012, and October 2013 equally.

2、	Under the agreement of both parties, Party B would make disposable compensation for party A RMB 10,000,000 Yuan including interest as a result of alternation of the methods of payment.

3、
Party A would reimburse patent transfer fees of RMB 66,500,000 Yuan to the account of Party B disposable. The fees should be transferred to the account of Party B the second week after the signing of complementary agreement (which is April 5).

Exhibit 10.9

4、	Party B should pay 20 percent interest of part of breach of agreement in case of delay of compensation or any loss caused by the defer of party A.

In term of validation of the agreement, any dispute, claim, question or difference arises with respect to this Agreement or its performance or enforcement, the parties will use their reasonable efforts to attempt to settle such dispute amicably; if the parties cannot resolve the dispute, then it shall be resolved by the local court based on the prevailing arbitration rules.

The agreement has been written in triplicate, party A, party B and Sishui county notarial office hold one copy each.

Jining Tianruitong Technology Development Limited Company

Shandong Spring Pharmaceutical Limited Company

Sishui County Notarial Office

Date: March 14, 2011